CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Visual Data Corporation:

As independent certified public accountants, we hereby consent to the incorporation of our reports included in this Form 10-KSB, into the Company's previously filed Registration Statement File No. 333-62071.



ARTHUR ANDERSEN LLP

Miami, Florida,
  January 12, 1998.